Exhibit 10.1
Translated From Japanese

                             SUBSCRIPTION AGREEMENT


December 31, 2004

Rex Tokyo Co. Ltd.
2-28-1 Higashi-hokima
Adachi Tokyo Japan 121-0063

Attention:        Hiroyuki Ejima
                  Chief Executive Officer

Dear Sir:

         By its signature on this Subscription Agreement ("Subscription Agreement"), the undersigned (the "Subscriber") hereby confirms Subscriber's subscription to purchase Five Hundred (500) Series A Preference Shares (the "Preference Shares") of Rex Tokyo Co Ltd (the "Company"), for the sum of Two Hundred Thousand Yen ((Y)200,000) per Preference Share, a purchase price of One Hundred Million Yen ((Y)100,000,000), in the aggregate, payable in two equal installments and otherwise in accordance with the following terms.

1. ACKNOWLEDGEMENTS AND EFFECTIVE DATE OF PURCHASE. The Subscriber hereby acknowledges that:

         (a) (i) the Subscriber has tendered to the Company, in cash, the sum of Fifty Million Yen ((Y)50,000,000) in consideration for the acquisition of 250 Preference Shares (the "Initial Investment"); and (ii) prior to December 31, 2005, assuming no default under this Subscription Agreement, Subscriber agrees to pay to the Company, in cash, the sum of Fifty Million Yen ((Y)50,000,000) in consideration for the acquisition of an additional 250 Preference Shares (the "Subsequent Investment");

         (b) contemporaneously with the execution of this Subscription Agreement, the Company shall cause to be executed and delivered to the Subscriber the Company's certificate evidencing the issuance of Two Hundred Fifty (250) Preference Shares in the name of the Subscriber in connection with the Initial Investment and, upon receipt of the funds for the Subsequent Investment, the Company shall cause to be executed and delivered to the Subscriber the Company's certificate evidencing the issuance of an additional Two Hundred Fifty (250) Preference Shares in the name of the Subscriber.

         (c) Subscriber's subscription shall be effective as of the date of acceptance of this Subscription Agreement by the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby confirms that the following representations and warranties to the Subscriber are true as of the date hereof.

         (a) The Company is duly organized and validly existing under the laws of Japan. The Company has all requisite power and authority to enter into this Subscription Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Subscription Agreement has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting or relating to the enforcement of creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (b) The execution, delivery and performance by the Company of this Agreement will not (i) conflict with or result in a material breach of any provision of the Company's organizational documents or any material contract or agreement by which the Company is a party or is bound, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or (iii) require the approval, consent or authorization of, or a declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person.

         (c) The Preference Shares are duly authorized and, when issued and sold to the Subscriber after payment therefor, will be validly issued, fully paid and nonassessable and will be issued in compliance with applicable law. The terms of the Preference Shares are attached hereto as Annex A.

3. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby confirms that the following representations and warranties to the Company are true as of the date hereof.

         (a) The Subscriber is the sole and true party in interest and is not purchasing the Preference Shares for the benefit of any other person.

         (b) The Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.

         (c) The Subscriber is capable of bearing the high degree of economic risk and burdens of this venture, including but not limited to, the possibility of a complete loss of all contributed capital, the lack of a public market and limited transferability of the

Preference Shares, which may make liquidation of this investment impossible for the indefinite future.

         (d) The Preference Shares are being acquired solely for the Subscriber's own account for investment, and are not being purchased with a view to resale, distribution, subdivision or fractionalization thereof.

4. TRANSFERABILITY. The Subscriber agrees not to transfer or assign the obligations or duties contained in this Subscription Agreement, or any of the Subscriber's interest herein.

5. ACCEPTANCE. Execution and delivery of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer to purchase the Preference Shares, which offer may be accepted or rejected, in whole or in part, by the Company in its sole discretion, for any cause or for no cause. Acceptance of this offer by the Company shall be indicated by the execution of this Subscription Agreement by the Company.

6. BINDING AGREEMENT. The Subscriber agrees that it may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder.

7. NOTICES. Any notices or other communication required or permitted hereby shall be sufficiently given if sent by mail, postage prepaid and addressed, if to the Subscriber, at the address set forth under the Subscriber's name below, and if to the Company, at its address set forth on the first page of this Subscription Agreement, or otherwise to such address as either the Subscriber or the Company designates to the other in writing.

8. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

         IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the date set forth opposite his or her signature below.


SUBSCRIBER:

IA GLOBAL, INC.                                      DATE:    DECEMBER 31, 2004
                                                              -----------------
BY: /S/ ALAN MARGERISON
    -------------------
NAME: ALAN MARGERISON
TITLE: CHIEF EXECUTIVE OFFICER
ADDRESS:
533 AIRPORT BLVD. SUITE 400
BURLINGAME, CA 94010

SUBSCRIPTION ACCEPTED BY

REX TOKYO CO LTD

BY: /S/ HIROYUKI EJIMA                               DATE:    DECEMBER 31, 2004
    ------------------                                        -----------------
NAME: HIROYUKI EJIMA
TITLE: CHIEF EXECUTIVE OFFICER

                                     Annex A

Translated From Japanese

                                Rex Tokyo Co Ltd
                           Terms of Preference Shares

Preference Shares to be issued to IA Global, Inc. on the following terms:

Number of Shares to be issued:      250 preference shares

Price per share:                    1 share to be 200,000 Yen

Dividend details: to receive 6,000 Yen per share in preference to common stock holders per annum, assuming profitability of Rex Tokyo Co Ltd.

New preferred share issue details:

Payment of 200,000 Yen per share is required by the payment date by wire transfer to the designated account as proof of application for preferred shares.

Application Date: 24 Dec, 2004